UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2016

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

589 Eighth Avenue, 6th Floor
New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-839-8800

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on September 15, 2016, Grandparents.com, Inc. (the “Company”) and VB Funding, LLC (the “Lender”) entered into a securities purchase agreement (the “Preferred Stock Purchase Agreement”), pursuant to which the Company agreed to provide the Lender with the right to purchase a total of 1,500,000 shares of the Company’s Series D Convertible 12% Preferred Stock, par value $0.01 per share (the “Series D Preferred”), for an aggregate purchase price of $1,000,000, convertible into an aggregate of 1,833,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as may be adjusted from time to time as provided in the Series D COD (as defined below). Among other conditions to the closing of the sale of shares of the Series D Preferred, the Company agreed to file a Certificate of Designation, Preferences and Rights of Series D Convertible 12% Preferred Stock (the “Series D COD”). The closing of the sale of Series D Preferred occurred on December 21, 2016.

The foregoing description of the Preferred Stock Purchase Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Preferred Stock Purchase Agreement, which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 3.01 Material Modification to Rights of Security Holders

Pursuant to the terms of the Preferred Stock Purchase Agreement, the parties agreed that the Company would offer to the holders of its Series C Redeemable Convertible 7.5% Preferred Stock, par value $0.01 per share (the “Series C Preferred”), the option to convert their shares of the Series C Preferred into shares of Common Stock at a discounted rate of $0.05 per share of Series C Preferred, such option to be exercisable for a period of 30 days.

On December 21, 2016, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Certificate of Designation, Preferences and Rights of Series C Redeemable Convertible 7.5% Preferred Stock (the “Series C COD”) with the Secretary of State of the State of Delaware to reduce the conversion price of the Series C Preferred from $0.20 per share of Series C Preferred to $0.05 per share of Series C Preferred beginning on December 21, 2016 and ending on January 21, 2017. The foregoing description of the Certificate of Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment, which is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On December 21, 2016, the Company filed the Series D COD with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series D Preferred. Each share of Series D Preferred has a stated value of $0.666667 (the “Stated Value”). Each share of Series D Preferred is convertible, at any time at the option of the holder, into 1,222 fully paid and non-assessable shares of Common Stock, subject to adjustment. Each share of Series D Preferred earns dividends at the rate of 12% of the Stated Value plus all unpaid accrued and accumulated dividends thereon (the “Accruing Dividends”).  The Accruing Dividends are cumulative and accrue on a per annum basis, whether or not declared and whether or not there are funds legally available for the payment of dividends, and are payable in cash on a quarterly basis.  The Series D Preferred has a liquidation preference over Common Stock, and voting rights equal to the number of shares of Common Stock into which such Series D Preferred is convertible. Holders vote together with the holders of Common Stock as a single class. Holders are entitled to elect by majority vote (with each share of Series D Preferred Stock entitled to one vote), voting as a separate class, five of the seven members of the Board of Directors of the Company.

The foregoing description of the Series D COD does not purport to be complete and is qualified in its entirety by reference to the Series D COD filed as Exhibit 3.2 and incorporated herein by reference.

In issuing the securities described above, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective December 21, 2016, each of Mr. Mel Harris, Mr. Louis Karol and Dr. Robert Cohen, M.D. resigned from the Board of Directors of the Company (the “Board”), its subsidiaries and all committees thereof.

(d)

Also on December 21, 2016, the Board appointed each of Mr. Clement S. Dwyer, Jr., Mr. Andrew Foote and Ms. Veronica Alvarez Dowling to the Board, effective immediately, each to hold office until the next annual meeting of the stockholders of the Company, until his or her respective successor is duly elected and qualified, or until his or her resignation or removal.

The Company has entered into indemnification agreements with each of Mr. Clement S. Dwyer, Jr., Mr. Andrew Foote and Ms. Veronica Alvarez Dowling, the form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

There are no arrangements or understandings between any of Mr. Clement S. Dwyer, Jr., Mr. Andrew Foote and Ms. Veronica Alvarez Dowling and any other person pursuant to which each such individual was selected as a director. Except as disclosed below, the Company is not aware of any transactions in which any of Mr. Clement S. Dwyer, Jr., Mr. Andrew Foote or Ms. Veronica Alvarez Dowling has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Alvarez Dowling is the spouse of Vincent J. Dowling, Jr., the Manager of VB Funding, LLC. The Company is party to that certain Amended and Restated Credit Agreement (the “AR Credit Agreement”), dated as of September 15, 2016, by and between the Company and VB Funding, LLC, which provides for two advances in an aggregate amount not to exceed $2,950,000, to be made in addition to advances previously extended to the Company. As of December 21, 2016, the Company had $9,375,083.32 aggregate principal outstanding under the AR Credit Agreement. The indebtedness bears interest at the following rates per annum: 1% for the first year, 2% for the second year, 3% for the third year, 12% for the fourth year and 15% thereafter.

The Company is additionally party to two securities purchase agreements with VB Funding, LLC: (i) a Securities Purchase Agreement, dated September 15, 2016, pursuant to which VB Funding, LLC purchased 70,000,000 shares of common stock of the Company, at a price per share of $0.015, for an aggregate purchase price of $1,050,000, and (ii) a Securities Purchase Agreement, dated September 15, 2016, pursuant to which VB Funding, LLC purchased 1,500,000 shares of Series D Convertible 12% Preferred Stock of the Company, initially convertible into an aggregate of 1,833,000,000 shares of common stock of the Company, for a total price of $1,000,000.

The Company is also party to that certain letter agreement, dated June 30, 2015, by and between the Company and Vanbridge LLC, pursuant to which Vanbridge LLC agreed to provide certain introductory services to the Company in consideration for an annual fee of $150,000. Mr. Clement S. Dwyer, Jr. serves as a director of Vanbridge Holdings, the parent of Vanbridge LLC. Ms. Alvarez Dowling serves as an officer of Dowling & Hales, LLC, a subsidiary of Vanbridge LLC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to Items 3.01 and 3.02 of this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of Series C Redeemable Convertible 7.5% Preferred Stock, dated as of December 21, 2016.
3.2	Certificate of Designation, Preferences and Rights of Series D Convertible 12% Preferred Stock, dated as of December 21, 2016.
10.1	Securities Purchase Agreement, dated as of September 15, 2016, by and between Grandparents.com, Inc. and VB Funding, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2016).
10.2	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDPARENTS.COM, INC.

Date: December 27, 2016	By:	/s/ Steve Leber
	Name:	Steve Leber
	Title:	Chairman & Chief Executive Officer